UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 25, 2013

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

151 DETROIT STREET

DENVER, COLORADO 80206

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code

(303) 691-3905

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On July 25, 2013, Janus Capital Group Inc. (“JCG”) issued a press release reporting its financial results for the second quarter 2013. Copies of that press release and the earnings presentation are being furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 25, 2013, JCG announced that Bruce Koepfgen, Executive Vice President and Chief Financial Officer, was appointed President of the Company, effective August 1, 2013. Replacing Mr. Koepfgen as Chief Financial Officer, also effective August 1, 2013, is Jennifer McPeek. Ms. McPeek, age 43, has 21 years of corporate finance and strategy experience, 10 of them in the financial services industry. Ms. McPeek joined JCG in 2009 as its Vice President, Corporate Finance and has served as Senior Vice President, Corporate Finance and Treasurer of JCG since 2011. Previously, Ms. McPeek was Senior Vice President of Strategic Planning at ING Investment Management — Americas Region, an investment management firm, from 2005 to 2009. Her experience also includes working in investment product development and capital management while at ING, as well as holding numerous roles at McKinsey and Company, a corporate consulting firm, in their Corporate Strategy and Finance practice, where she was an Associate Principal and co-leader of the North American Capital Markets knowledge team. She also previously worked in the investment banking industry for Bank of Boston and Goldman, Sachs & Company. Ms. McPeek holds the Chartered Financial Analyst designation.

All executive officers are elected annually by, and serve at the discretion of, JCG’s Board of Directors.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                        Janus Capital Group Inc. press release reporting its financial results for the second quarter 2013.

99.2                        Janus Capital Group Inc. second quarter 2013 earnings presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: July 25, 2013	By:	/s/ Bruce L. Koepfgen
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

99.1	Janus Capital Group Inc. press release reporting its financial results for the second quarter 2013.

99.2	Janus Capital Group Inc. second quarter 2013 earnings presentation.